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                                                                     EXHIBIT 99


FOR IMMEDIATE RELEASE                  Contact: Henry D. Herr
                                                Executive Vice President and
                                                       Chief Financial Officer
                                                (615) 665-1122

           AMERICAN HEALTHWAYS TO BROADCAST FOURTH QUARTER CONFERENCE
                            CALL LIVE ON THE INTERNET

NASHVILLE, Tenn. (Sept. 26, 2000) - American Healthways, Inc. (Nasdaq/NM: AMHC) today announced it will provide an online Web simulcast and rebroadcast of its 2000 fourth quarter earnings release conference call.

         The live broadcast of American Healthways, Inc.'s quarterly conference call will be available online by going to www.americanhealthways.com and clicking on the link to Investor Relations and at www.streetevents.com and www.vcall.com. The call is scheduled to begin at 4:15 p.m. EDT on October 3, 2000. The online replay will follow shortly after the call and continue through November 3, 2000.

         Nashville-based American Healthways (www.americanhealthways.com) is the nation's leading provider of specialized, comprehensive disease management services to health plans, physicians, and hospitals. Through its three product lines - DIABETES HEALTHWAYS(SM), CARDIAC HEALTHWAYS(SM), and RESPIRATORY HEALTHWAYS(SM) - the company provides disease management programs to health plans in more than 50 markets. American Healthways is the nation's largest disease management organization. The company has contracts to provide diabetes, cardiac disease, and respiratory disease management programs to more than 300,000 health plan equivalent lives. The company also operates diabetes management programs in hospitals nationwide.



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